FOR IMMEDIATE RELEASE	Exhibit 99.1
METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FOURTH QUARTER 2023 RESULTS

COLUMBUS, Ohio, USA – February 8, 2024 – Mettler-Toledo International Inc. (NYSE: MTD) today announced fourth quarter results for 2023. Provided below are the highlights:

•Reported sales declined 12% compared with the prior year. In local currency, sales decreased 13% in the quarter as currency increased sales growth by 1%.

•Net earnings per diluted share as reported (EPS) were $8.52, compared with $11.86 in the prior-year period. Adjusted EPS was $9.40, a decrease of 22% over the prior-year amount of $12.10. Adjusted EPS is a non-GAAP measure, and a reconciliation to EPS is included on the last page of the attached schedules.

Fourth Quarter Results

Patrick Kaltenbach, President and Chief Executive Officer, stated, “Our sales and Adjusted EPS were unfortunately negatively impacted by the previously disclosed shipping delays from our external European logistics provider that we expect to largely recover in Q1 2024. Excluding these delays, our results came in as we had expected as we continued to face challenging market conditions in the fourth quarter. Our team executed very well on our cost control initiatives, and cash flow generation for the quarter and the year was strong.”

GAAP Results
EPS in the quarter was $8.52, compared with the prior-year amount of $11.86.

Compared with the prior year, total reported sales declined 12% to $935.0 million, and were impacted by shipping delays of approximately $58 million with a new external European logistics service provider. By region, reported sales decreased 6% in the Americas, decreased 11% in Europe, and decreased 19% in Asia/Rest of World. Earnings before taxes amounted to $232.6 million, compared with $325.0 million in the prior year.

Non-GAAP Results
Adjusted EPS was $9.40, a decrease of 22% over the prior-year amount of $12.10.

Compared with the prior year, total sales in local currency decreased 13% as currency increased sales growth by 1%. By region, local currency sales declined 7% in the Americas, declined 16% in Europe, and declined 18% in Asia/Rest of World. Adjusted Operating Profit amounted to $281.8 million, a 21% decrease from the prior-year amount of $358.6 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Full Year Results

GAAP Results
EPS was $35.90, compared with the prior-year amount of $38.41.

Compared with the prior year, total reported sales declined 3% to $3.788 billion. By region, reported sales were flat in Europe, decreased 1% in the Americas, and decreased 9% in Asia/Rest of World. Earnings before taxes amounted to $973.7 million, compared with $1.071 billion in the prior year.

Non-GAAP Results
Adjusted EPS was $38.03, a decrease of 4% over the prior-year amount of $39.65.

Compared with the prior year, total sales in local currency decreased 3% as currency was neutral for the year. By region, local currency sales decreased 1% in the Americas, decreased 2% in Europe, and decreased 5% in Asia/Rest of World. Adjusted Operating Profit amounted to $1.152 billion, a 3% decrease from the prior-year amount of $1.192 billion.

Outlook

The Company stated that forecasting remains difficult. Management cautions that market conditions are uncertain and changes to the business environment can occur quickly. There is increased uncertainty in the economic environment today, including the risk of recession in many countries.

Based on today's assessment of market conditions, management anticipates local currency sales for the first quarter of 2024 will decline approximately 4% to 6%, and Adjusted EPS is forecast to be $7.35 to $7.75, a decline of 11% to 15%. Included in the first quarter guidance is an estimated 4% headwind to Adjusted EPS growth due to adverse currency.

For the full year, management anticipates local currency sales in 2024 will increase approximately 1% to 2%, and Adjusted EPS is forecast to be in the range of $39.60 to $40.30, representing growth of approximately 4% to 6%. Included in the full year guidance is an estimated 2% headwind to Adjusted EPS growth due to adverse currency.

This compares with previous local currency sales growth guidance of approximately flat and Adjusted EPS guidance of $39.10 to $39.80.

The Company does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort the timing and amount of future restructuring and other non-recurring items.

Conclusion

Kaltenbach concluded, “We are preparing for challenging market conditions to persist in the first half of 2024, while also remaining agile to quickly capitalize on growth opportunities and trends towards automation and digitalization, as well as customer investments in faster growth segments. Over the past couple years, we have continued to invest strongly in next-generation products and solutions and have also enhanced our best-in-class corporate programs by launching the next waves of Spinnaker and SternDrive. This will help us further increase our competitiveness and put us in an even more favorable position, especially once our markets pick up again.”

Other Matters

The Company will host a conference call to discuss its quarterly results tomorrow morning (Friday, February 9th) at 8:30 a.m. Eastern Time. To listen to a live webcast or replay of the call, visit the investor relations page on the Company’s website at investor.mt.com. The presentation referenced on the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control, and manufacturing processes for customers in a wide range of industries including life sciences, food, and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Forward-Looking Statements Disclaimer
You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties, including statements about expected revenue growth, inflation, ongoing developments related to Ukraine, and the Israel-Hamas war. You can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue.”

We make forward-looking statements about future events or our future financial performance, including earnings and sales growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, planned research and development efforts and product introductions, adequacy of facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, customer demand, our competitive position, pricing, capital expenditures, cash flow, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions, and the impact of inflation, ongoing developments related to Ukraine, and the Israel-Hamas war on our business.

Our forward-looking statements may not be accurate or complete, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including inflation, ongoing developments related to Ukraine, and the Israel-Hamas war. See in particular “Factors Affecting Our Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	December 31, 2023		% of sales	December 31, 2022	% of sales

Net sales	$934,992	(a)	100.0	$1,057,685	100.0
Cost of sales	383,354		41.0	425,545	40.2
Gross profit	551,638		59.0	632,140	59.8

Research and development	46,435		5.0	45,942	4.3
Selling, general and administrative	223,427		23.9	227,586	21.5
Amortization	18,078		1.9	16,542	1.6
Interest expense	19,655		2.1	16,805	1.6
Restructuring charges	13,055		1.4	1,753	0.2
Other charges (income), net	(1,568)		(0.2)	(1,502)	(0.1)
Earnings before taxes	232,556		24.9	325,014	30.7

Provision for taxes	47,761		5.1	59,180	5.6
Net earnings	$184,795		19.8	$265,834	25.1

Basic earnings per common share:
Net earnings	$8.56			$11.97
Weighted average number of common shares	21,593,616			22,209,188

Diluted earnings per common share:
Net earnings	$8.52			$11.86
Weighted average number of common and common equivalent shares	21,687,577			22,407,796

Note:
(a)	Local currency sales decreased 13% as compared to the same period in 2022.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Three months ended			Three months ended
	December 31, 2023		% of sales	December 31, 2022	% of sales

Earnings before taxes	$232,556			$325,014
Amortization	18,078			16,542
Interest expense	19,655			16,805
Restructuring charges	13,055			1,753
Other charges (income), net	(1,568)			(1,502)
Adjusted operating profit	$281,776	(b)	30.1	$358,612	33.9

Note:
(b)	Adjusted operating profit decreased 21% as compared to the same period in 2022.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Twelve months ended			Twelve months ended
	December 31, 2023		% of sales	December 31, 2022	% of sales

Net sales	$3,788,309	(a)	100.0	$3,919,709	100.0
Cost of sales	1,547,023		40.8	1,611,667	41.1
Gross profit	2,241,286		59.2	2,308,042	58.9

Research and development	185,284		4.9	177,122	4.5
Selling, general and administrative	904,106		23.9	938,461	23.9
Amortization	72,213		1.9	66,239	1.7
Interest expense	77,366		2.0	55,392	1.4
Restructuring charges	32,735		0.9	9,556	0.2
Other charges (income), net	(4,146)		(0.1)	(9,320)	(0.1)
Earnings before taxes	973,728		25.7	1,070,592	27.3

Provision for taxes	184,950		4.9	198,090	5.0
Net earnings	$788,778		20.8	$872,502	22.3

Basic earnings per common share:
Net earnings	$36.10			$38.79
Weighted average number of common shares	21,848,122			22,491,790

Diluted earnings per common share:
Net earnings	$35.90			$38.41
Weighted average number of common and common equivalent shares	21,971,528			22,718,290

Note:
(a)	Local currency sales decreased 3% as compared to the same period in 2022.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Twelve months ended			Twelve months ended
	December 31, 2023		% of sales	December 31, 2022	% of sales

Earnings before taxes	$973,728			$1,070,592
Amortization	72,213			66,239
Interest expense	77,366			55,392
Restructuring charges	32,735			9,556
Other charges (income), net	(4,146)			(9,320)
Adjusted operating profit	$1,151,896	(b)	30.4	$1,192,459	30.4

Note:
(b)	Adjusted operating profit decreased 3% as compared to the same period in 2022.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	December 31, 2023	December 31, 2022

Cash and cash equivalents	$69,807	$95,966
Accounts receivable, net	663,893	709,321
Inventories	385,865	441,694
Other current assets and prepaid expenses	110,638	128,108
Total current assets	1,230,203	1,375,089

Property, plant and equipment, net	803,374	778,600
Goodwill and other intangible assets, net	955,537	966,224
Other non-current assets	366,441	372,482
Total assets	$3,355,555	$3,492,395

Short-term borrowings and maturities of long-term debt	$192,219	$106,054
Trade accounts payable	210,411	252,538
Accrued and other current liabilities	778,452	789,139
Total current liabilities	1,181,082	1,147,731

Long-term debt	1,888,620	1,908,480
Other non-current liabilities	435,791	411,391
Total liabilities	3,505,493	3,467,602

Shareholders’ equity	(149,938)	24,793
Total liabilities and shareholders’ equity	$3,355,555	$3,492,395

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2023	2022	2023	2022
Cash flow from operating activities:
Net earnings	$184,795	$265,834	$788,778	$872,502
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	12,545	11,783	48,951	46,784
Amortization	18,078	16,542	72,213	66,239
Deferred tax benefit	(8,918)	31,398	(13,373)	26,517
Other	5,478	5,730	17,928	19,661
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	69,528	(27,644)	51,377	(172,636)
Net cash provided by operating activities	281,506	303,643	965,874	859,067
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	167	163	835	399
Purchase of property, plant and equipment	(32,416)	(32,028)	(105,323)	(121,241)
Proceeds from government funding (a)	3,498	1,000	6,094	29,670
Acquisitions	(5,198)	(12,363)	(5,811)	(37,951)
Other investing activities	(1,552)	(6,809)	(27,489)	(10,272)
Net cash used in investing activities	(35,501)	(50,037)	(131,694)	(139,395)
Cash flows from financing activities:
Proceeds from borrowings	556,824	786,195	2,126,797	2,307,256
Repayments of borrowings	(629,795)	(810,354)	(2,097,023)	(1,947,398)
Proceeds from exercise of stock options	—	13,756	19,234	33,216
Repurchases of common stock	(176,002)	(274,999)	(900,000)	(1,099,998)
Acquisition contingent consideration payment	—	—	(7,767)	(7,912)
Other financing activities	—	(31)	(826)	(1,203)
Net cash used in financing activities	(248,973)	(285,433)	(859,585)	(716,039)

Effect of exchange rate changes on cash and cash equivalents	3,100	5,657	(754)	(6,231)

Net increase (decrease) in cash and cash equivalents	132	(26,170)	(26,159)	(2,598)
Cash and cash equivalents:
Beginning of period	69,675	122,136	95,966	98,564
End of period	$69,807	$95,966	$69,807	$95,966

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
Net cash provided by operating activities	$281,506	$303,643	$965,874	$859,067
Payments in respect of restructuring activities	10,877	1,449	25,818	7,965
Proceeds from sale of property, plant and equipment	167	164	835	399
Purchase of property, plant and equipment, net (a)	(32,416)	(32,474)	(97,593)	(93,131)
Acquisition payments (b)	—	72	4,775	2,678
Transition tax payment	—	—	8,042	4,289
Adjusted free cash flow	$260,134	$272,854	$907,751	$781,267
Notes:
(a) In September 2021, the Company entered into an agreement with the U.S. Department of Defense to increase the domestic production capacity of pipette tips and enhance manufacturing automation and logistics. The Company has received funding of $35.8 million, which offset capital expenditures. Funding proceeds of $3.5 million and $1.0 million during the three months ended December 31, 2023 and 2022, respectively and the related purchase of property, plant and equipment of $3.7 million for the three months ended December 31, 2022, are excluded from Adjusted free cash flow. Funding proceeds of $6.1 million and $29.7 million during the twelve months ended December 31, 2023 and 2022, respectively and the related purchase of property, plant and equipment of $7.7 million and $28.1 million for the twelve months ended December 31, 2023 and 2022, respectively, are excluded from Adjusted free cash flow.
(b) Includes $4.4 million and $2.1 million of the PendoTECH contingent consideration payment that was reported in net cash provided by operating activities as required by U.S. GAAP for the twelve months ended December 31, 2023 and 2022, respectively.

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Americas		Europe	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended December 31, 2023			(6)%		(11)%	(19)%		(12)%
Twelve Months Ended December 31, 2023			(1)%		—%	(9)%		(3)%

Local Currency Sales Growth
Three Months Ended December 31, 2023			(7)%		(16)%	(18)%		(13)%
Twelve Months Ended December 31, 2023			(1)%		(2)%	(5)%		(3)%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Twelve months ended
	December 31,					December 31,
	2023		2022		% Growth	2023		2022		% Growth

EPS as reported, diluted	$8.52		$11.86		(28)%	$35.90		$38.41		(7)%

Purchased intangible amortization, net of tax	0.23	(a)	0.21	(a)		0.93	(a)	0.87	(a)
Restructuring, net of tax	0.49	(b)	0.06	(b)		1.20	(b)	0.34	(b)
Acquisition costs, net of tax	—	(c)	0.01	(c)		—	(c)	0.03	(c)
Income tax expense	0.16	(d)	(0.04)	(d)		—		—

Adjusted EPS, diluted	$9.40		$12.10		(22)%	$38.03		$39.65		(4)%

Notes:
(a)	Represents the EPS impact of purchased intangibles amortization of $6.5 million ($5.0 million net of tax) and $6.1 million ($4.7 million net of tax) for the three months ended December 31, 2023 and 2022, and of $26.4 million ($20.5 million net of tax) and $25.5 million ($19.8 million net of tax) for the twelve months ended December 31, 2023 and 2022, respectively.

(b)	Represents the EPS impact of restructuring charges of $13.1 million ($10.6 million after tax) and $1.8 million ($1.4 million after tax) for the three months ended December 31, 2023 and 2022, and of $32.7 million ($26.5 million after tax) and $9.6 million ($7.8 million after tax) for the twelve months ended December 31, 2023 and 2022, respectively, which primarily include employee related costs.
(c)	Represents the EPS impact of acquisition transaction costs of $0.2 million ($0.2 million after tax) for the three months ended December 31, 2022 and of $0.9 million ($0.7 million after tax) for the twelve months ended December 31, 2022.

(d)	Represents the EPS impact of the difference between our reported and annual tax rate before non-recurring discrete items due to the timing of excess tax benefits associated with stock option exercises. Also includes a $0.16 EPS benefit for the three months ended December 31, 2022 for the reduction in our annualized effective tax rate to 18.5% for the first three quarters of 2022.